UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2017

Cole Office & Industrial REIT (CCIT II), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55436	46-2218486
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This Current Report on Form 8-K is being filed by Cole Office & Industrial REIT (CCIT II), Inc. (the “Company”) solely to supplement certain biographical information regarding Nathan D. DeBacker, the Company’s chief financial officer and treasurer. In connection with Mr. DeBacker’s appointment as chief financial officer and treasurer of the Company, Mr. DeBacker’s biographical information was initially provided in Part II, Item 5 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, as filed with the U.S. Securities and Exchange Commission on August 12, 2016.

Item 8.01	Other Events.
As previously reported, from May 2014 until joining Cole Capital and its affiliates in August 2016, Mr. DeBacker was the principal at CFO Financial Services, LLC, a certified public accounting firm that provided accounting, payroll, tax, forecasting and planning, business valuation and investment advisory services to business organizations. Mr. DeBacker has not managed or otherwise provided any services with respect to any client accounts for CFO Financial Services, LLC since joining Cole Capital and its affiliates in August 2016.  Mr. DeBacker currently has an ownership interest in the assets of CFO Financial Services, LLC, but is in the process of finalizing the sale of such assets.  He will not resume providing any services with respect to CFO Financial Services, LLC while the sale is pending.  Mr. DeBacker was also registered as an investment adviser representative with Archer Investment Corporation, an investment advisory firm that partners with accountants and CPAs to provide investment management solutions for their clients, from November 2015 until August 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2017	COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Financial Officer and Treasurer
Principal Financial Officer

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